UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 7, 2010

Date of Report (Date of Earliest Event Reported)

VIRTUAL MEDICAL CENTRE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52090	98-0459440
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

L1, 414 Scarborough Beach Road,
Osborne Park, WA, Australia 6017
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: +61-8-938-80344

CLIFF ROCK RESOURCES CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:
This Form 8-K/A Amendment No. 1 (the “Amendment No. 1”) is being filed to amend and supplement the Items 2.01 and 9.01 of the Current Report on Form 8-K as filed on May 28, 2010 (the “Reverse Acquisition Form 8-K”) with the Securities and Exchange Commission (the “SEC”), as further provided below. Consistent with SEC guidance applicable to reverse acquisitions like the transaction between Cliff Rock Resources Corp. and Virtual Medical Centre Pty Ltd described below, the financial statements periods presented in the Reverse Acquisition Form 8-K and this Amendment No. 1 are based on the filing date of the Reverse Acquisition Form 8-K. Audited financial statements are presented as of and for the fiscal years ended June 30, 2009 and 2008, and unaudited financial statements are presented as of and for the nine months ended March 31, 2010 and 2009.  Other information included in this Amendment No. 1 may reflect information as of a more recent date, as noted.  Further, more recent financial information regarding Virtual Medical Centre, Inc. may be found in our quarterly report on Form 10-Q for the unaudited twelve months ended June 30, 2010, which was filed with the SEC on August 23, 2010.

NOTE ABOUT CURRENCY:
Unless otherwise noted, all amounts are presented in U.S. dollars and where such amounts have been converted from Australian dollars, the Company has calculated such amounts using the conversion rate of AU$1.00: US$0.888 as of August 20, 2010.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Amendment No. 1 constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  All statements that address expectations or projections about the future, including statements about product development, market position, expected expenditures and financial results, are forward-looking statements.

Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” “believes” and similar expressions.  Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions.  Accordingly, actual results or performance of the Company may differ significantly, positively or negatively, from forward-looking statements made herein.  Unanticipated events and circumstances are likely to occur.  Factors that might cause such differences include, but are not limited to, those discussed under the heading “Risk Factors,” which investors should carefully consider.  These factors include, but are not limited to, risks that our products and services may not receive the level of market acceptance anticipated; anticipated funding may prove to be unavailable; intense competition in our market may result in lower than anticipated revenues or higher than anticipated costs, and general economic conditions may change in a way that is not favorable to the Company.  This list of factors is not exclusive.  The Company undertakes no obligation to update any forward-looking statements.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

For transactions in which the registrant was a shell company (as Cliff Rock Resources Corp. was immediately prior to the reverse acquisition with Virtual Medical Centre Pty Ltd described below), the information which would be required by a registration statement under the Securities Exchange Act of 1934 on Form 10 must be provided in response to Item 2.01 of Form 8-K. Such Form 10 information included in response to Item 2.01 of the Reverse Acquisition Form 8-K is hereby amended to state in its entirety as follows:

FORM 10 INFORMATION
Item1. Business.

Corporate Overview

Cliff Rock Resources Corp. (“Cliff Rock” or the “Company”) was incorporated on February 4, 2005 under the laws of the state of Nevada, and was originally organized for the purpose of acquiring mineral exploration projects.   Virtual Medical Centre Pty Ltd (“VMC”) was organized originally as “Virtual Cancer Centre Pty Ltd.”  under the laws of Australia on April 10, 2002 for the purpose of  providing online medical content, continuing medical education and health information to consumers, patients and medical professionals.  The Company changed its name to “Virtual Medical Centre, Inc.” on July 12, 2010 with an amendment to its Articles of Incorporation.

The address of the Company’s principal executive offices is L1, 414 Scarborough Beach Road, Osborne Park, WA 6017, Australia, PO Box 1173, Osborne Park, WA 6916, Australia.   The telephone number is +61-8-93880344, and the facsimile number is +61-8-93880611.

Merger of Cliff Rock and VMC

On May 27, 2010 (the “Closing Date”), Cliff Rock entered into an Exchange Agreement (the “Exchange Agreement”) with VMC and a Share Sale Agreement (the “Share Sale Agreement”) with each of the shareholders and option holders of VMC, pursuant to which the Company acquired all of the issued and outstanding ordinary shares (“VMC Shares”) and options (“VMC Options”) of VMC. Prior to the Exchange Agreement, there was no relationship between Cliff Rock and VMC or their respective affiliates, other than in respect of the Exchange Agreement and the transactions contemplated thereby.

In accordance with the terms of the Exchange Agreement, Cliff Rock issued an aggregate of 71,471,764  shares of its common stock, par value $0.001 per share (the “Cliff Rock Shares”), to the shareholders of VMC (the “VMC Shareholders”) in exchange for all of the issued and outstanding VMC Shares, or approximately 1.16 Cliff Rock Shares for every VMC Share held by the VMC Shareholders (the “Share Exchange”).

The Exchange Agreement provided that after the Closing Date, the Company would use all reasonable efforts to raise up to AU$6,000,000 ($5,328,000)), either through the issuance of equity, convertible securities or debt, or a combination thereof, at a purchase price of not less that AU$0.30 ($0.266) per share (the “Minimum Purchase Price”).

In order to mitigate the effects of future financings, Wayne Hughes, VMC’s Chief Executive Officer, Thomas Maher, VMC’s Chief Operating Officer, and Dr. Andrew Dean, a director of VMC (collectively, the “VMC Directors and Officers”) agreed that an aggregate of 20,000,000 shares of common stock of Cliff Rock (now, shares of the Company’s common stock) otherwise issuable to them under the Share Exchange in exchange for shares they held in VMC would be placed into escrow (the “Escrow Shares”) for a period of three years from the Closing Date, in accordance with the terms of an escrow agreement (the “Escrow Agreement”). Under the Escrow Agreement, one-sixth (1/6) of the Escrow Shares are to be released to the VMC Officers and Directors, on a pro-rata basis, for every AU$1,000,000 ($888,000) in financing raised by the Company at a price per share equal to or greater than AU$0.30 ($0.266) (the “Financing Release”).  If the Company consummates one or more financing transactions at a price per share that is less than AU$0.30 ($0.266), the Escrow Shares are to be released to the Company for cancellation at the following rate:

X = Y - (A)(Y)
                  B

Where:
X = the number of Escrow Shares to be released for cancellation by the Company.

Y = the number of shares of the Company’s common stock (and/or shares of the Company’s common stock acquirable upon exercise or conversion of securities issued in the financing).

A = the price per share of the Company’s common stock (and/or shares of the Company’s common stock acquirable upon exercise or conversion of securities issued in the financings) issued in the financing.

B = AU$0.30 ($0.266).

Any Escrow Shares remaining three years after the Closing Date, after giving effect to the Financing Release and the cancellation of Escrow Shares set forth above, will be released to the VMC Officers and Directors.

Under the Exchange Agreement and the Share Sale Agreement, the VMC Shareholders have agreed that their shares issued pursuant to the Share Exchange are subject to a six month voluntary lock up commencing on Closing Date.

Prior to the Closing Date, Cliff Rock cancelled 32,500,000 shares of its common stock.  As a result, on the Closing Date, a total of 84,253,764 shares of the Company common stock were issued and outstanding, including the 71,471,764 shares issued in connection with the Exchange Agreement, which represented approximately 84.8% of the post-exchange issued and outstanding shares of common stock. Following the Closing Date, in accordance with the terms of the Exchange Agreement, the authorized capitalization of the Company was increased from 100,000,000 shares of common stock, $0.001 par value, to 200,000,000 shares of common stock, $0.001 par value by a Certificate of Amendment effective July 12, 2010.

The issuance of the 71,471,764 Cliff Rock Shares (now, shares of the Company’s common stock) to the VMC Shareholders was deemed by the Company and VMC to be a reverse acquisition for accounting purposes, as the former VMC Shareholders control the Company following the Share Exchange. Accordingly, VMC is regarded as the predecessor entity as of the Closing Date.  Further, for accounting purposes, the Company will account for the assets and liabilities of the Company and VMC on a consolidated basis at their historical cost, with VMC being the acquirer for accounting purposes, as presented in Exhibit 99.3 to our Reverse Acquisition 8-K. The Company will continue to file annual and quarterly reports based upon the fiscal year-end of VMC, the accounting acquirer, which is June 30.

History of Cliff Rock Resources Corporation

The Company’s predecessor entity, Cliff Rock, was incorporated on February 4, 2005 as a Nevada corporation with the intention of acquiring mineral exploration projects.  Cliff Rock proposed to conduct mineral exploration activities on its IQUE Claim, located on Vancouver Island, British Columbia. At the time of the Share Exchange, Cliff Rock had conducted mineral exploration phases on the IQUE Claim but had not identified any commercially exploitable reserves of copper, gold or other metals. In light of the Company’s current commercial focus and the uncertainty regarding the number of mineral exploration phases the Company would have to conduct before concluding that there are, or are not, commercially viable minerals on the IQUE Claim, on August 1, 2010, the Company made the decision to abandon the IQUE claim with no further obligations or costs to the Company.

History of VMC

VMC was originally named “Virtual Cancer Centre Pty Ltd.” and was organized as an Australian corporation on April 10, 2002, with a name change to “Virtual Medical Centre Pty Ltd.” on July 23, 2007.

Virtual Cancer Centre was created by Dr. Andrew Dean, a senior palliative care specialist in Western Australia, in response to the level of misinformation on medical issues that he perceived on the internet in the early 2000s. Dr. Dean discovered that his patients had a pronounced need for information on cancer, and he thus developed an intranet site about cancer at his hospital for his patients’ use. Shortly after developing his site, medical professionals and patients from other hospitals requested access to the information, leading to the creation of the internet-based Virtual Cancer Centre in August 2001. Virtual Cancer Centre also formed the Editorial Advisory Board (EAB) to provide an information resource about popular topics in oncology and to provide a channel for medical oncologists to communicate this information to their patients. Virtual Cancer Centre offered reputable health professionals a means of counterbalancing misleading alternative information found on the internet with credible, evidence-based health information.

The Virtual Cancer Centre website grew in popularity and internet traffic on the strengths of its easy presentation of useful information and successful implementation of the EAB model (which afforded participating specialists direct ownership and control of the website and its information).  As a result, practitioners in other specialties began to learn about VMC’s EAB model, and demand spread to extend the website’s coverage to information on non-cancer illnesses.  Thus, in 2007, Virtual Cancer Centre became the Virtual Medical Centre (VMC) website, providing free health information to health professionals and the general public on over 22 specialist areas at its health portal, www.virtualmedicalcentre.com.

Since its inception, www.virtualmedicalcentre.com has grown to become one of Australasia’s leading providers of free online medical content, continuing medical education and health information for consumers, patients and medical professionals. The VMC website has been expanded to most medical disciplines, including gastroenterology, rheumatology, cardiology, respiratory medicine and neurology, and features more than 1,100 medical specialists on the EAB from Australia, the U.S., Canada, New Zealand and the United Kingdom. The EAB regularly contribute content in the form of articles and videos and edit and review other content for quality control purposes. Currently, the VMC website has approximately 10,000 members from the medical community, which represents approximately 20% of all medical professionals in Australia.  The VMC model is to provide up-to-date and relevant content, designed and written both by doctors for doctors and by doctors for consumers.

The VMC website features more than 30,000 pages of medical information, paid market research and continuing medical education services. Currently, the website experiences more than 500,000 unique visitors and 5 million page views per month, with approximately 70% on average of such traffic originating from Australia, and 10% from the U.S.  The Company believes that the quality and approach to online medical information represented on the www.virtualmedicalcentre.com website sets it apart from other medical content providers. In contrast to many of its larger competitors and other sites that provide a fragmented and untargeted approach to information of a health or medical nature, the guiding principle of the VMC website is to provide comprehensive, targeted and current information on a range of health and medical issues and topics in a consumer and patient friendly medical journal style.

VMC generates its revenue from large multinational pharmaceutical companies and other high profile health-related advertisers through the online advertisement of prescription medicines strictly to doctors and non-prescription health products to consumers. Additional revenue is also derived from the provision of content to a leading online publisher, Telstra Australia (BigPond).  For VMC’s fiscal year ended June 30, 2010, Telstra Australia (BigPond) represented approximately 34% of VMC’s revenue. No other customer represented more than 10% of VMC’s revenue for the period.

Current Business of our Company

Following the reverse merger with Cliff Rock, on May 27, 2010, the Company (also referred to in this Form 10 as “we” or “us”) commenced operations of its business in the United States. The Company’s stock is quoted on the Over-the-Counter Bulletin Board under the symbol “VMCT” (formerly “CLFR”).  One hundred percent of VMC’s earnings are reported and reflected as earnings of the Company, which currently represent all of the Company’s earnings.  We expect to use earnings from VMC and the proceeds from any future financings to fund our working capital needs, proposed investments by VMC and future acquisitions as we continue our growth.

We plan to license all content, information platforms and services from our wholly owned subsidiary, VMC. Terms of the license are under negotiation and are expected to close by year end 2010.  We also currently have a licensing arrangement with Telstra Australia (BigPond) to provide BigPond with comprehensive health and well-being content for their new online health section.

Along with operating the health portal, we also have two new web portals, Visum and Primo DR.  Visum allows users to connect securely to the community of Australian doctors (both specialists and general practitioners) by using a trusted, innovative and real-time environment to exchange medical knowledge and ideas. Visum allows doctors to post clinical, practice management or health policy questions and receive virtually immediate responses at no cost.  The Visum portal generates revenue from pay-for-market research.  Pharmaceutical, financial and other companies or individuals pay to pose questions to our pool of medical professionals.  The Primo DR. site is a free secure online environment where medical professionals can discuss, share and view the latest medical, health and wellness developments in their respective specialties. Primo DR. is Australia’s only online real-time market research tool that generates virtually immediate responses for specific product or service questions posted from the high volume of doctors who actively use the Visum network.

Presently, our growth strategy includes actively seeking out potential partners and acquisition candidates in order to expand and increase what we view as niche growth opportunities in North America. These opportunities would include partnering to supply our existing and additional Continuing Medical Education (CME) modules to the U.S. market, expansion of our paid market research forum for doctors and surgeons and extension of the VMC white paper sponsorship model into the U.S. pharmaceutical market as a means of distributing current and relevant information on pharmaceutical products.

In addition, VMC has signed a binding letter of intent to acquire a controlling interest in the business that operates the Pharmacy Online websites, one of the largest online pharmacy over-the-counter retailers in Australia. The investment is expected to be completed in the fourth quarter of 2010.  Following such investments, we expect the Company and Pharmacy Online to experience growth in their qualified online traffic as we filter VMC’s viewer traffic through and integrate with the Pharmacy Online site, and we believe that this will result in increased sales and revenue for both companies.

Competition

There are several other businesses that offer similar products and services as VMC. The top three Australian health online information providers measured by site visitors are VMC, NineMSN Health and MyDr.  NineMSN Health is Australia’s largest online content publisher with 10.3 million people visiting the site every month.  NineMSN Health is a joint venture between Microsoft and PBL Media, effectively acting as the website for both the Nine Network and MSN in Australia.  The website delivers online and mobile health and wellness news to all users of MSN and is the default homepage for Internet Explorer users in Australia.  MyDr is an Australian healthcare website intended to provide Australian consumers with comprehensive  health information resources in Australia. It is a project of the MIMS Consumer Health Group, a division of the global healthcare publishing company, UBM Medica.

Our primary U.S. competitor is WebMD, the leading US provider of health information services, serving consumers, physicians, healthcare professionals, employers and health plans through its public and private online portals and health-focused publications. Approximately 80 million unique visitors access the WebMD Health Network each month. The Network includes WebMD Health, Medscape, MedicineNet, eMedicine, eMedicine Health, RxList, theHeart.org and drugs.com.

We believe that, in providing an innovative multi-faceted online medical resource for health consumers and health professionals, VMC competes, and the Company is poised to compete, in these markets by virtue of:

•
the unbiased nature of our extensive and growing free content on two levels: a readily accessible patient level and a password secure professional level. The credibility of the content is indicated by our international accreditation with Health On the Net (“HON”), a non-governmental non-profit organization,  through their ethical code certification, which is annually reviewed by HON;

•	our altruistic independent EAB who volunteer their time to developing and improving our web content, as they are passionate about VMC and patient and consumer education;

•	our online tools that allow patients and consumers to track and monitor their health and various conditions;

•
our sought-after Continuing Medical Education (CME) programs. Australia’s main CME provider, the Royal Australian College of General Practitioners, have accredited VMC’s CME programs and featured our model as an effective model of education for health professionals. Further, we have been approached by interested parties who believe the model would translate well to the U.S.; and

•
our status as the only company with a separate forum for health consumers and a password secure forum for doctors. Our doctor’s forum, Visum, follows a similar model to the popular U.S. Sermo forum.  On average, Visum’s doctor registrations have increased over 30% per month since its launch in November 2009, and as of June 30, 2010 there were approximately 500 doctors using this website.

Intellectual Property

We rely on a combination of copyright and trade secret law, and nondisclosure and non-compete agreements to protect our proprietary content, computer software and databases. In addition, we require that all employees sign an agreement prohibiting them from disclosing or using our confidential information and requiring them to disclose and assign to us any new ideas, developments, discoveries or inventions related to our business. Further, we enter into non-disclosure agreements with business partners and customers in the ordinary course of business. The Company presently has no formal trademark or patent protection in Australia or the U.S.

As noted above, we plan to license all content, information platforms and services from our wholly owned subsidiary VMC by the end of 2010 and we currently have a licensing arrangement with Telstra Australia (BigPond) to provide BigPond with comprehensive health and well-being content for their new online health section.

Research and Development

For VMC’s fiscal year ended June 30, 2009, approximately $730,000 was spent on research and development (“R&D”) activities, of which approximately $260,000 was eligible for a tax concession from the Australian government as a government incentive for R&D under Section 39J of the Australian Industry Research and Development Act 1986.  For VMC’s fiscal year ended June 30, 2010, approximately $750,000 was spent on R&D, of which approximately $280,000 was eligible for a tax concession from the Australian government. The balance of such R&D expenditures were funded from the Company’s operating amounts.

Regulatory Approvals and Government Regulation

We believe that we are compliant with all Australian healthcare legislation including the Therapeutic Guidelines and Medicines Australia legislation which regulates the advertising and communication of over the counter and prescription medicines and devices.  We believe that we are compliant with the Australian Spam Act (Cth) 2003 and the Privacy Act (Cth) 1988 (our privacy policy is available here: http://www.virtualmedicalcentre.com/featuredpages.asp?artid=86). In addition, we are accredited by HON through a code certification indicating our website operates at the highest level of transparency and ethical standards under such code (our advertising policy is available here: http://www.virtualmedicalcentre.com/featuredpages.asp?artid=72).

As we begin to focus on the U.S. market, the information and advertising featured on our website relating to pharmaceutical and other medical products will be subject to regulation by the U.S. Food and Drug Administration (“FDA”) and the U.S. Federal Trade Commission (“FTC”).  The FDA also regulates the safety and advertising of over-the-counter drugs.  Specific portions of our website may be spotlighted by regulators, especially discussions concerning the use of over-the-counter drugs, regulated products or potential sponsorships of pharmaceutical and medical products. The U.S. Federal Food, Drug and Cosmetic Act (the “FDC Act”) covers the approval of prescription drugs and regulates the dissemination and marketing of information about such drugs.  Therefore, to the extent we advertise products subject to the FDC Act, we must use care to comply with these requirements, including those related to the promotion of prescription drugs through our online advertising.  We will work to comply with FDA and FTC regulations, along with any state requirements based on states’ consumer protection statutes.  The increased regulations of our website due to U.S. federal and state directives could make it more difficult for us to obtain advertising and sponsorship revenue.

We are currently in negotiations with a leading U.S. distributor to provide them with, or to independently distribute, our existing and newly developed content for an independent medical or scientific education program as CME for medical professionals.  Once this partnership is in place, we anticipate FDA evaluation of the CME activities to determine their independence from and non-promotion of providers and supporters.  In addition, we will work with the U.S. distributor to seek accreditation by the Accreditation Council for Continuing Medical Education, which oversees and accredits providers of CME programs.

Our website features advertising and promotional activities which would be subject to U.S. federal and state consumer protection laws regulating unfair and deceptive practices, including the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (the “CAN-SPAM Act”) and data protection regulation.  These consumer protection laws regulate the presentation of content on a website and also contain standards for security, access, notice and choice.  We will work to remain in compliance with these consumer protection laws, but a determination that we do not meet the standards could result in monetary liability and adversely affect our business.  As we branch into the U.S. market, we intend to structure our website and other operations to comply with laws in some states prohibiting business entities from practicing medicine.  Our current and continuing goal is to employ and work with medical professionals to provide health information to consumers, and we have no intention of providing medical care or advice.  Further, we also intend to structure our relationships with physicians and entities so as to avoid any non-compliance with federal and state healthcare anti-kickback laws.

Employees

                As of June 30, 2010, the Company, including our Australian subsidiary, VMC, has 9 full-time employees, 4 part-time employees and 11 contractors, including 8 medical researchers, a medical spokesperson, a marketing director and the chief financial officer.

We believe that we have a satisfactory relationship with our employees, none of whom are represented by a union or other collective bargaining group.

Available Information

Our corporate headquarters are located at L1, 414 Scarborough Beach Road, Osborne Park, WA 6017, Australia. Our telephone number is +61-8-93880344. We file quarterly and annual reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. and will shortly be made available on our website, http://www.virtualmedicalcentre.com, which will feature all of our current SEC filings free of charge as soon as reasonably practicable after they are filed with the SEC.

A copy of any public filing is also available, at no charge, by contacting us at +61-8-93880344 or +18 18 519 3340.

Item 1A. Risk Factors.

Investors should carefully consider the following factors and other information set forth in this report, including our financial statements and the related notes. The risks set forth below are in addition to risks that apply to most businesses. Our business and future performance may be affected by the following:

We have incurred significant operating losses and may not be profitable in the future, if ever, and we may be unable to continue as a going concern.

As of June 30, 2010, we had a cash and cash equivalent balance of AU$46,706 ($41,475). We have incurred significant operating losses since our inception, resulting in a deficit of AU$1,113,294 ($988,605) for the nine months ended June 30, 2010. Such losses are expected to continue for the foreseeable future and until such time, if ever, as we are able to attain sales levels sufficient to support our operations. We do not currently have sufficient cash to meet our operating needs for the next twelve months. We estimate that we will need to raise approximately $2,000,000 to meet our outstanding obligations and to cover our operating expenses for the next twelve months.

Our history of losses, operating cash needs, cash consumption, and doubt as to whether we will ever become profitable, are factors that raise substantial doubt as to our ability to continue as a going concern.  If we are unable to achieve revenues or obtain financing, then we may not be able to commence revenue-generating operations or continue as a going concern.

We may not be able to obtain sufficient capital and may be forced to limit the scope of our operations or discontinue operations.

If we are not able to secure the financing we need at the current time or in the future, we may not be able to undertake any planned operational expansions or acquisitions. As a result, we may have to modify our business plans accordingly or may be required to discontinue our business operations. There is no assurance that additional financing will be available to us when needed, or if made available, on terms that are favorable to us.  Further, any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to those granted to existing shareholders.

We may make acquisitions or investments in new businesses, products or technologies that involve additional risks, which could disrupt our business or harm our financial condition or results of operations.

As part of our business strategy, we have made, and expect to continue to make, acquisitions of businesses or investments in companies that offer complementary products, services and technologies. Such acquisitions or investments involve a number of risks, including:

•	Assimilating operations and products may be unexpectedly difficult;
•	Management’s attention may be diverted from other business concerns;
•	We may enter markets in which we have limited or no direct experience;
•	We may lose key employees, customers or vendors of an acquired business;
•	The synergies or cost savings we expected to achieve may not be realized;
•	We may not realize the value of the acquired assets relative to the price paid; and
•	Despite our diligent efforts, we may not succeed at integration, quality control or other customer issues.

These factors could have a material adverse effect on our business, financial condition and operating results. Consideration paid for any future acquisitions could include our stock or require that we incur additional debt and contingent liabilities. As a result, future acquisitions could cause dilution of existing equity interests and earnings per share. Before we enter into any acquisition, we perform significant due diligence to ensure the potential acquisition fits with our strategic objectives. In addition, we believe we have adequate resources and appropriate integration procedures to transition the newly acquired company efficiently.

We may not be able to manage our growth effectively.

The expansion necessary for us to fully exploit the market for our products and services requires an effective planning and management process.  Growth, if it occurs, will likely place a significant strain on our managerial, operational and financial resources.  To manage our growth, we must implement and improve our operational system and expand, train and manage our employee base.  There can be no assurance that our systems, procedures or controls will be adequate to support operations or that management will be able to achieve the expansion necessary to fully exploit the market for our products and services, and the failure to do so would have a material adverse effect on our business, operations and financial condition.

Our results of operations could be adversely affected by impairment of our goodwill or other intangible assets.

When we acquire a business, we record goodwill equal to the excess of the amount we pay for the business, including liabilities assumed, over the fair value of the tangible and intangible assets of the business we acquire. Goodwill and other intangible assets that have indefinite useful lives must be tested at least annually for impairment. The specific guidance for testing goodwill and other non-amortized intangible assets for impairment requires management to make certain estimates and assumptions when allocating goodwill to reporting units and determining the fair value of reporting unit net assets and liabilities, including, among other things, an assessment of market conditions, projected cash flows, investment rates, cost of capital and growth rates, which could significantly impact the reported value of goodwill and other intangible assets. Fair value is generally determined using a combination of the discounted cash flow, market multiple and market capitalization valuation approaches. Absent any impairment indicators, we generally perform our impairment tests annually in the fourth quarter, using available forecast information.

If at any time we determine an impairment has occurred, we are required to reflect the reduction in value as an expense within operating income, resulting in a reduction of earnings in the period such impairment is identified and a corresponding reduction in our net asset value.

We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs will reduce or might eliminate our profitability.

We are required to file periodic reports with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder.  To comply with these requirements, our independent registered auditors will have to review our quarterly financial statements and audit our annual financial statements.  Given the significance of the operations of our Australian subsidiary to our business, our financial statements must be audited in accordance with Australian accounting standards.   Auditing by a non-U.S. independent registered auditor for compliance with U.S. generally accepted accounting principles (GAAP) is permitted under SEC rules and such audited financial statements may be considered acceptable for U.S. company periodic reports, if such auditor is registered with the Public Company Accounting Oversight Board (PCAOB) and an U.S. independent PCAOB registered accounting firm conducts a review of the quality controls of the non-U.S. auditors and a review of one of their PCAOB engagements.

Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these professionals for such services cannot be accurately predicted at this time, because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot presently be determined and will have a major effect on the amount of time to be spent by our auditors and attorneys.  However, the incurrence of such costs will be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

Further, the reverse merger between VMC and Cliff Rock may require more laborious reporting under Section 404 of the U.S. Sarbanes-Oxley Act of 2002 of our assessment of the effectiveness of our internal control over financial reporting.  Our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of June 30, 2010.   We have not yet completed our assessment of the effectiveness of our internal control over financial reporting.  In light of the recent transaction with VMC and Cliff Rock, we expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing, and remediation required to comply with the management certification and auditor attestation requirements.  While we expect to use significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act of 2002, there is a risk that we may not be able to timely comply with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price, and consequently our ability to obtain equity or debt financing when needed, could suffer.

During the course of our testing, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act of 2002 for compliance with the requirements of Section 404.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented, or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results would be harmed, investors could lose confidence in our reported financial information, the trading price of our common stock could drop significantly, or we could become subject to the SEC’s enforcement proceedings.  In addition, in the event that our independent registered auditors are unable to rely on our internal controls in connection with their audit of our financial statements, and in the further event that they are unable to devise alternative procedures in order to satisfy themselves as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to make required filings with the SEC, which could also adversely affect the market price of our securities and our ability to secure additional financing as needed.

Our business may suffer if we are unable to establish and expand our brand recognition.

The establishment and expansion of our brand in the U.S. is critical to building our customer base and successfully implementing our business strategy.  At present, our products and services focus primarily on Australia. While we are actively expanding our site http://www.virtualmedicalcentre.com in the United States, there can be no assurance that the market will positively accept our services, products, or brand. The success of our business will depend upon widespread market acceptance of our current and future products and services, and there can be no assurance as to the overall acceptance by our targeted customers of such products and services. Further, there can be no assurance that the market for these products and/or services will develop or be sustained.

The establishment and enhancement of our brand will also depend, in part, on our success in creating a user-friendly experience.  There can be no assurance that we will be successful in achieving this goal.  If customers who use our products and services do not perceive our existing products and services to be useful or high quality, or if we modify or alter our brand image, introduce new services or enter into new business ventures that are not favorably received, the value of our brand could be significantly diminished, thereby decreasing the attractiveness of the products and services that we offer.

We may issue additional equity shares to fund our Company’s operational requirements which would dilute our shareholder’s share ownership.

The Company’s continued viability depends on its ability to raise capital. Changes in economic, regulatory or competitive conditions may lead to cost increases. Our management may also determine that it is in the best interest of the Company to develop new services or products.  In any such case, additional financing will likely be required for the Company to meet its operational requirements. There can be no assurances that the Company will be able to obtain such financing on terms acceptable to the Company and at times required by the Company, if at all. In such event, the Company may be required to materially alter its business plan or curtail all or a part of its operational plans.  The sale or the proposed sale of substantial amounts of our common stock, preferred stock or other securities in the public markets or in private transactions may adversely affect the market price of our common stock and dilute the share ownership of existing shareholders.  Further, the issuance of preferred stock or securities could be on terms superior to the terms of the existing common stock.

The price of our common stock may be volatile.

As of September 1, 2010, the last trade price of our common stock, as quoted on the OTCBB, was $0.335. The price may fluctuate significantly in response to a number of factors, many of which are beyond our control. These factors include:

•	announcements of technological innovations or new products or services by us or our competitors;
•	government regulatory action affecting our products or our competitors' products in the U.S., Australia and other foreign countries;
•	developments or disputes concerning copyright, trademark patent or proprietary rights;
•	economic conditions in the U.S., Australia or elsewhere;
•	actual or anticipated fluctuations in our operating results;
•	broad market fluctuations;
•	failure of the Company to earn revenues or profits;
•	inadequate capital to continue or expand our business, and inability to raise additional capital or financing to implement our business plans;
•	failure to further commercialize our technology or to make sales;
•	reduction in demand for our products and services;
•	potential litigation with or legal claims and allegations by third parties, which would reduce our revenue and increase costs;
•	insufficient revenues to cover operating costs;
•	the non-proprietary nature of aspects of the Company's business;
•	further dilution of existing shareholders' ownership in Company; and
•	uncollectible accounts and the incurrence of expenses to collect amounts owed to the Company.

Our shares of common stock are very thinly traded, and the price may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock in the future.

Our shares of common stock are thinly traded. Due to the illiquidity, the market price may not accurately reflect the relative value of the Company. There can be no assurance that there will be an active market for our shares of Common Stock either now or in the future. Investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for a loan.

The global economic downturn could adversely affect our advertising revenues and our overall financial condition.

The global economic downturn could impact our healthcare-related services, including the ability of our medical professional base to regularly contribute and edit content for our health portal.  The economic downturn could also impact the Company’s ability to generate revenues through online advertising as potential advertisers may reduce the number of their advertisements or withdraw advertisements completely due to budgetary cutbacks within their own pharmaceutical or health-related companies.   The troubled economy could also challenge the financial health of our advertisers, potentially resulting in their failure to make timely payments to the Company.  Any one or more of these possibilities could have an adverse effect on our business, revenues and overall financial position.

Our international operations may subject us to additional costs and risks.

While the Company, through its wholly owned subsidiary VMC, is established in Australia and its health portal is well-known among the Australian medical community, we may face challenges in managing the overseas operations in the U.S. with potential issues in integrating the U.S. personnel and work products into the overall Company and the lack of direct control over the U.S. operations.  The Company could face additional costs associated with the U.S. operations in the event of changes in foreign laws, regulations and policies. Unfavorable changes in the foreign currency exchange rates could increase the costs of our operations in the United States, and we do not currently engage in any activities to hedge our foreign currency exposure.

In addition, our international operations and business presents us with additional risk exposures, including the following:

•	Unexpected changes in regulatory requirements;
•	Difficulties in staffing and managing foreign operations;
•	Potentially adverse tax consequences; and
•	Cultural and legal differences in the conduct of business.

Any one or more of these factors could have a material adverse effect on our international operations and, consequently, on our business, financial condition and operating results.

Our internet-based business has limited operating history.

Our internet-based service business has a limited operating history and in its short history has undergone extensive and substantial alterations in order to remain current and competitive with the ever-changing markets for internet businesses.  As the market for healthcare information and related services on the internet continues to evolve and change, we cannot guarantee that our business will continue to be profitable.  Competitors with similar business plans to provide healthcare information have had varied success rates and some have filed for bankruptcy or been unable to continue operations.

If we do not respond rapidly to technological changes or to changes in industry standards, our products and services could become obsolete.

The market for internet-based products and services is characterized by rapid technological change and frequent introductions of new products and services.  We may be unable to respond quickly or effectively to these developments.  We may experience difficulties with software development, hardware design, manufacturing or marketing that could delay or prevent our development, introduction or marketing of new products and enhancements.  The introduction of new products and services by our competitors, the market acceptance of products and services based on new or alternative technologies or the emergence of new industry standards could render our existing or future products obsolete.  If our products and services become technologically obsolete, we may be unable to generate interest in our products and services and consequently, we may be unable to generate revenues, either through advertising or otherwise.

We operate in a highly competitive market.

Competition for internet-based businesses funded primarily by advertiser sales is intense and is expected to increase. Increased competition could result in reductions in our ad sales, pages views, gross margins and market share and have a material adverse effect on our business, financial condition and results of operations. We compete with other providers of healthcare information services.  Some competitors have formed business alliances with other competitors that may affect our ability to work with some potential customers. In addition, if some of our competitors merge, a stronger competitor may emerge. Some principal competitors include: Nine MSN Health, MyDr and WebMD.

Many of our current and potential competitors have significantly greater financial, technical, product development, marketing and other resources, and market recognition than we have. These competitors may be in a position to devote greater resources to the development, promotion and sale of their products and services than we can. Our competitors also have, or may develop or acquire, a more dedicated viewer base than we have. As a result of these factors, our competitors may be able to respond more quickly to new or emerging technologies, changes in customer requirements and changes in the political, economic or regulatory environment in the healthcare industry.

Our success depends on our management team, the loss of any of whom could disrupt our business operations.

We believe that our continued success will depend to a significant extent upon the efforts and abilities of our management team, particularly our chief executive officer, Wayne Hughes, our chief financial officer, Stuart Usher, and our chief operating officer, Thomas Maher.  We cannot ensure that we will be able to retain the services of such officers, and our failure to retain them could adversely affect our ability to execute our future acquisitions and to manage the operations of the business.  This could have a material adverse effect on the Company’s business, financial condition and results of operations.  We do not currently carry key-man life insurance on any of our executive officers.  Further, Mr. Usher is an independent contractor of the Company.

We rely on the experience and expertise of our skilled employees, and must continue to attract and retain qualified technical, marketing and managerial personnel in order to succeed.

Our future success will depend largely upon our ability to attract and retain highly skilled technical, managerial and marketing personnel, and there is significant competition for such personnel in our industry. We try to ensure that we offer competitive compensation and benefits as well as opportunities for continued development. There can be no assurance that we will continue to be successful in attracting and retaining the personnel we require to develop new and enhanced products and to continue to grow and operate profitably. We continually strive to recruit and train required personnel as well as retain key employees.

We may experience capacity constraints and failures of our systems.

The performance of our servers and other technological systems is critical to our business.  Any sustained or repeated system failures that cause interruption or increases in response times could reduce the attractiveness of our products and services and have a serious impact on our business and perception by customers.  An increase in users of our products and services could strain the capacity of the software and hardware that we use, including server and network capacity, which could lead to slower performance or complete outages of our website, thereby adversely affect the market acceptance of our products and services.

Our operations are also dependent on our ability to protect our computer equipment and the information stored and maintained by it against damage by fire, power loss, telecommunications failures, unauthorized intrusions and other events.  The occurrence of any of these events could result in interruptions, delays or cessations in service to our customers.

If we are not able to adequately protect our intellectual property, other parties may develop competing products and/or services that utilize our intellectual property.

At this time, we have not obtained any trademark or patent protection on our products in the United States.  At this time, we intend to rely solely on copyright and trade secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our intellectual property; however, no assurance can be made that third parties will not develop competing products that utilize our intellectual property.

In addition, there can be no assurance that other parties will not assert infringement claims against us.  Any such claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert management’s attention and resources or require us to enter into royalty or licensing agreements.  There can be no assurance that such licenses would be available on commercially reasonable terms, if at all, and the assertion or prosecution of any such claims could have a material adverse effect on our business, financial condition and operations.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on an investment in our stock must come from increases in the fair market value and trading price of such stock.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements, which we may enter into with institutional lenders, may restrict our ability to pay dividends.  Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the board of directors decides is relevant. Therefore, any return on an investment in our stock must come from increases in the fair market value and trading price of such stock.

There is limited liquidity on the OTC Bulletin Board (OTCBB).

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability of the OTCBB to deliver accurate quote information. Due to lower trading volumes in our common stock, there may be a lower likelihood of a person’s orders for shares of our Common Stock being executed, and current prices may differ significantly from prices quoted by the OTCBB at the time of order entry.

Because our common stock is quoted on the OTC Bulletin Board, your ability to sell shares in the secondary trading market may be limited.

Our common stock is currently quoted on the over-the-counter market on the OTCBB. Consequently, the liquidity of our common stock is impaired, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and coverage by security analysts and the news media, if any, of our company. As a result, prices for shares of our common stock may be lower than might otherwise prevail if our common stock were quoted and traded on a national securities exchange.

There is a limitation in connection with the editing and canceling of orders on the OTC Bulletin Board.

Orders for OTCBB securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTCBB. Due to the manual order processing involved in handling OTCBB trades, order processing and reporting may be delayed.  As a result, it may not be possible to edit orders. Consequently, it may not be possible for the Company’s shareholders to sell our common stock at optimum trading prices.

We are subject to penny stock rules which will make the shares of our Common Stock more difficult to sell.

We are subject to the SEC’s “penny stock” rules since our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a per share price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

There is a risk of market fraud within the penny stock market.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. We are aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The use of the internet for commerce may be subject to further government regulation and other legal uncertainties.

As the use of the internet for commerce evolves, federal, state, local or foreign governments may adopt regulations covering issues such as user privacy, pricing, content and quality of products and services.  Although many of these regulations may not apply to our business directly, we expect that laws and regulations relating to products and services provided through the internet would have a direct or indirect effect upon our business.  It is possible that legislation could expose companies involved in Internet commerce to liability, which could limit the growth of the general use of the internet.  If enacted, such laws, rules or regulations could limit the market for our products and services, which could have a material adverse effect on our business and operations.

We may not be able to maintain adequate insurance for product or service liability on reasonable terms in the future.

The Company is exposed to potential product liability risks which are inherent in the research and development, manufacturing, marketing and use of its products or products developed with future co-development alliance partners.  It will be necessary for us to secure insurance to help manage such risks. However, we may not be able to maintain insurance for product or service liability on reasonable terms in the future and, in addition, our insurance may not be sufficient to cover large claims, or the insurer could disclaim coverage on our claims. If we fails to meet its clients' expectations, our reputation could suffer and we could be liable for damages.

Item 2.  Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our condensed consolidated financial statements and related notes appearing as Exhibits 99.1 and 99.2 to the Reverse Acquisition Form 8-K. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those projected in the forward-looking statements as a result of many factors.  Unless otherwise noted, the Company has calculated such amounts within the financial statements using the conversion rate on the balance sheet date for all balance sheet items and the average conversion rate for the respective years for the income statement amounts.  As of March 31, 2010 and 2009, the conversion rates were AU$1.00: US$0.9615 and AU$1.00: US$0.6835, respectively.  The average conversion rates for the years ended June 30, 2010 and 2009 were AU$1.00: US$0.7480 and AU$1.00: US$0.6657, respectively.

Basis of Presentation of Financial Information

On May 27, 2010, Cliff Rock executed the Exchange Agreement with VMC. As a result, Cliff Rock abandoned its previous business and commenced the business conducted by VMC.  Because the Company is the successor business to VMC and because the operations and assets of VMC represent our entire business and operations as of the Closing Date, our management’s discussion and analysis and audited and unaudited financial statements are based on the consolidated financial results of the post-merged Company for the relevant periods. The Company (now known as Virtual Medical Centre, Inc.) will continue to report on a quarterly and year-end basis, with a fiscal year end of June 30.

Results of VMC’s Operations:

For the Three Months and Nine Months ended March 31, 2010 and 2009

Revenue

Our total revenue was $325,897 for the three months ended March 31, 2010 and $619,102 for the nine months ended March 31, 2010, an increase of $227,087 and $248,309, respectively, from the corresponding periods ended March 31, 2009 for the reasons described below.  Our total revenue is comprised of advertising revenue and a research and development (R&D) grant from the Australian government.

Advertising Revenue

Advertising revenue came from advertising and sponsorship for both our medical consumer services (content aimed at general consumers) and medical professional services (content aimed at medical professionals).

Advertisement placements appeared on both the VMC website and our fortnightly e-newsletters. Sponsorship included providing educational information relevant to the disease and product area, creating interactive screening and monitoring tools, and promoting educational videos and brochures.

Advertising revenue came from advertising and sponsorship for both the medical consumer and medical professionals market. Earnings from the medical consumer market were primarily a result of increased revenues from VMC’s joint venture with Telstra Australia’s ISP company, BigPond.

Increases in the medical professional market were attributable to contracts for 12 month advertising and educational sponsorships with new clients, St Jude Medical, Orphan Australia and Novogen Consumer Healthcare. VMC’s significant growth in revenue in this market as compared to the same periods last year were due to VMC continuing to develop our relationship and reputation within the pharmaceutical industry and also to evolve our product offering to better respond to clients’ needs. VMC intends to continue to enhance its product offering to the pharmaceutical industry in an effort to further increase revenue.

Research and Development Grant

A portion of VMC’s revenue is the result of a grant from the Australian government, in the form of a tax offset from the Australian federal government’s Department of AUS Industry, for research and development expenses. This program was put in place to encourage businesses to invest in research and development. Australian companies apply for these grants, and this is VMC’s eighth year of successful participation in this program.

Operating Expenses

Our total operating expenses for the three months ended March 31, 2010 were $710,806, and for the nine months ended March 31, 2010 were $1,647,784, an increase of $584,579 and $511,419, respectively, from the corresponding periods ended March 31, 2009 for the reasons described below.  Our total operating expenses consist of the following:

Employment expenses

We have 9 full-time employees, 4 part-time employees and 11 independent contractors including 8 medical researchers, Dr. Joe Kosterich as our Medical Spokesperson, Stuart Usher as our Chief Financial Officer and Barry Epstein as our Marketing Director. For the three and nine months ended March 31, 2010, employment expenses increased by $210,508 and $224,891, respectively, as compared to the same periods in the prior year.  The increases are the result of hiring management and staff. We expect employment expenses to remain constant over the next 12 months.

Travel expenses

Our travel expenses for the three months and nine months ended March 31, 2010 increased $29,497 to $79,311 and increased $21,016 to $60,518, respectively.  During 2010, we have incurred significant travel to the U.S. We expect to continue to incur significant travel costs over the next 12 months as we pursue additional funding and expand our U.S. operations.

Contractors and consultants

Our contractors and consultants expense for the three months and nine months ended March 31, 2010 increased $34,959 and increased $257,552, respectively.  During the nine months ended March 31, 2010, we have hired business and capital advisors in the United States to assist us with the listing on the OTCBB and associated filings required by the SEC in establishing the business for trading and capital raising purposes.   We expect our contractors and consultants expense to remain high over the next 12 months as we pursue financing for our company.

Marketing expenses

Our marketing expenses increased by $139,970 and $110,368 for the three months and nine months ended March 31, 2010, respectively. We expended additional marketing dollars to increase public awareness of our services. We expect to continue a significant marketing program over the next 12 months as we work to create a worldwide awareness.

General and administrative expenses

Our general and administrative expense for the three months and nine months ended March 31, 2010 increased by $159,737 and $16,903, respectively.  We implemented cost cutting procedures during 2010 due to our limited capital resources.

Net Loss

Our net loss for the three months and nine months ended March 31, 2010 was $387,655 and $1,033,065, respectively, compared to $29,057 and $767,912 the same periods in 2009. This was primarily because of increased costs incurred from our reverse aquisition with VMC and Cliff Rock, travel and capital raising costs, including consulting, legal and accounting costs.

For the Years ended June 30, 2009 and 2008

Revenues

For the years ended June 30, 2009 and 2008, VMC generated revenues of $487,619 and $568,476, respectively. For the years ended June 30, 2009 and 2008, VMC generated revenues of $487,619 and $568,476, respectively.  However, our revenues increased in terms of Australian dollars from $634,134 to $651,871, but due to the weakening of the Australian dollar against the U.S. dollar in 2009, the converted amount appears as a decline.  The increase in revenue from 2008 resulted from an increase in sales attributable to changes in the market, including increased advertisements on its website as pharmaceutical companies have reacted to the global financing crisis by reducing the size of their sales forces due to the inherent cost of maintaining such sales force.

Operating Expenses

VMC’s operating expenses were $1,856,247 and $2,377,123 for the years ended June 30, 2009 and 2008, respectively.  In 2008 VMC used working capital to redesign its website to improve its functionality, usability and aesthetics.  Information technology contractors were used for this project for a limited amount of time.  VMC also invested heavily in marketing through print, radio and public relations and also by attending twelve medical conferences in 2008.  The cost of these activities was not replicated in 2009. VMC also cut operating costs in 2009 as we responded to the world wide economic decline.

Employee Expenses

During the year ended June 30, 2009, employee expenses decreased to $861,448 from $1,244,948 in 2008.  This decrease was due to cost reduction efforts in response to the world wide economic decline.

Professional Fees

Professional fees increased to $331,922 in 2009 from $281,502 in 2008.  This is due to increased legal and accounting fees relating to the audit, conversion of the Company’s financial statements and the structuring and execution of the share exchange.

Marketing Expense

Expenditures relating to advertising and marketing were $250,899 and $260,833 for the years ended June 30, 2008 and 2009, respectively.  The Company decreased marketing spending in conjunction with its other cost reduction efforts.

General and Administrative Expenses

General and administrative expenses were $158,959 and $331,398 for the years ended June 30, 2009 and 2008, respectively.  This was due to a reduction in attendance at medical conferences and travel expenses.

Loss from Operations

            Loss from operations was $1,149,979 and $1,453,362, respectively, for the years ended June 30, 2009 and 2008.  The decrease in the Company’s losses from operations is due to the increase in the Company’s revenue and decrease in operating expenses as set forth above.

Liquidity and Capital Resources

As of March 31, 2010, the Company had cash of $184 compared to $72,286 as of September 30, 2009.  As of March 31, 2010, the Company had a working capital deficit of $1,674,765 compared to a deficit of $571,294 as of September 30, 2009.

During the nine months ended March 31, 2010, the Company used $348,639 in operating activities compared to $368,074 in 2009.  The change is primarily the result of the net loss from operations partially offset by an increase in accounts payable and a decrease in income tax receivable during the two periods.

During the each of the nine months ended March 31, 2010 and 2009, the Company had no expenditures for investing activities.

Cash provided by financing activities totaled $3,583 for the nine months ended March 31, 2010 compared to $314,795 for the same period in 2009.   The primary sources of financing capital for the nine months ended March 31, 2009 came from the sale of share capital of $330,247.  For the nine months ended March 31, 2009, we received proceeds from the sale of stock of $6,780 and proceeds from the bank overdraft of $2,988.   We repaid $6,185 and $15,452 of finance lease obligations for the nine months ended March 31, 2010 and 2009, respectively.

Since its inception, VMC has funded its operations primarily through advertising revenue and private sales of its common stock.  Based on our current plan of operations, management believe that we will require a minimum of approximately $2,000,000 for the next twelve (12) months.

At present, we do not have sufficient resources to fund our current operations, pay our debts and other liabilities (including those assumed under the Exchange Agreement) and operate at our current levels for the next twelve months. Accordingly, we need to raise additional funds and, in order to do so, our management intends to apply for research & development grants from the Australian government.  If such application is granted, the Company could potentially receive as much as $300,000 to be used mainly for research and development. However, no assurance can be given that such grant will be given to the Company. Nonetheless, the Company has applied for this grant the last 8 years and been successful each time.

In addition, the Company’s management anticipates that advertising revenue for the next twelve (12) months would be approximately $1,000,000, based on management’s projections.

After grants and our cash flow from operations we expect to continue to have cash shortfalls.  We plan to finance operations with external debt and/or equity financing. We intend to procure financing in order to finance our operations, but no assurance can be given that such financing will be available, or if available, will be on terms favorable to us. If we are unable to secure the financing required, or if we do not meet anticipated future revenue goals, our management intends to take actions necessary to ensure the conservation of adequate cash to enable the Company to continue to finance its operations, although there can be no assurance that we will be able to do so.
Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167.  The new standard amends existing consolidation guidance for variable interest entities and requires a company to perform a qualitative analysis when determining whether it must consolidate a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the company that has both the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance and either the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. The Company does not expect the provisions of ASU 2009-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. This Accounting Standards Update eliminated the concept of a qualifying special purpose entity and the exemption of these entities from previous consolidation guidance, along with modifying the criteria for derecognizing financial assets by transferors. The Company does not expect the provisions of ASU 2009-16 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1.  This Accounting Standards Update amends the accounting and reporting guidance for debt (and certain preferred stock) with specific conversion features or other options. The Company does not expect the provisions of ASU 2009-15 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements. This update changed the accounting model for revenue arrangements that include both tangible products and software elements. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP. This amendment has eliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company does not expect the provisions of ASU 2009-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) "Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance" ("EITF 09-1"). The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender. An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors. EITF 09-1 is effective for fiscal years that beginning on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope. Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009. The Company does not expect the provisions of EITF 09-1 to have a material effect on the financial position, results of operations or cash flows of the Company.

Item 3.  Properties.

Our principal executive offices are located at L1, 414 Scarborough Beach Road, Osborne Park, WA 6017, AUSTRALIA, PO Box 1173, Osborne Park, WA 6916, AUSTRALIA. We have entered into a three-year lease for such space for $5,524.25 per month.  Such lease expires in May 2012.

We intend to have a US office but have not as yet entered into a lease for such space.

As noted in Item 1 of the Form 10 information above, the Company also owns the IQUE Claim, located on Vancouver Island, British Columbia. In light of the Company’s current commercial focus and the uncertainty regarding the number of mineral exploration phases the Company would have to conduct before concluding that there are, or are not, commercially viable minerals on the IQUE Claim, on August 1, 2010, the Company made the decision to abandon the IQUE claim with no further obligations or costs to the Company.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information regarding the number of shares of our common stock beneficially owned as of August 27, 2010 by (i) each stockholder who we know to own beneficially 5% or more of our outstanding common stock; (ii) all directors; (iii) all nominees for director; (iv) our executive officers; and (v) all executive officers and directors as a group. Except as otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has sole voting and investment power over the shares of common stock shown as beneficially owned, subject to community property laws, where applicable. Beneficial ownership is determined under the rules of the SEC and includes any shares which the person has the right to acquire within 60 days after August 31, 2010 through the exercise of any stock option, warrant or other right.

Name and Address of Beneficial Owners	Title/Status	Number of Shares Owned	Right to Acquire(1)	Total	Percentage of Class(2)
Wayne Hughes(3)	Chief Executive Officer and Director	13,265,656(4) (5)	200,000	13,465,656	15.9%
Stuart Usher(3)	Chief Financial Officer	0	0	0	0%
Thomas Maher(3)	Chief Operating Officer	3,250,855(4)(6)	200,000	3,450,850	4.1%
Clifford Rosenberg PO Box 707 Bondi Junction Sydney NSW 1355, Australia	Director	5,812	500,000	505,812	*
Andrew Dean 15 Pownall Gardens Churchlands Perth WA 6018, Australia	Director and 5% holder	16,334,881(4)(7)	0	16,334,881	19.4%
Cunningham Peterson Sharb PO Box Z5467 St. George TCE Perth, WA 6831, Australia	5% holder	4,940,892	0	4,940,892	5.9%
The Sports Café Australia P/L Mezzanine Level BGC Centre 28 The Esplanade Perth, WA 6831, Australia	5% holder	7,635,180	625,000	8,260,180	9.7%
Viaticus Capital P/L PO Box Z5425 St. George TCE Perth, WA 6831, Australia	5% holder	5,785,536	525,000	6,310,536	7.4%
Welas PTY Ltd. Unit 4, 8 Milson Road Cremore, Sydney NSW 2090 Australia	5% holder	9,012,072	2,066,670	11,078,742	12.8%
Window Capital, P/L L1, 914 Hay St., Perth WA 6000, Australia	5% holder	35,576,274(8)	400,000	35,976,274	42.5%
Officers and directors as a group (5)		32,857,204	900,000	33,757,204	39.64%
 *           Less than 1%
(1) Reflect options to purchase shares of Company common stock.
(2) Based on 84,453,764 shares of common stock outstanding on August 31, 2010.
(3) Address is L1, 414 Scarborough Beach Road, Osborne Park, WA 6017, Australia, PO Box 1173, Osborne Park, WA 6916, Australia
(4) Shares are held in the name of Window Capital, P/L.
(5) Includes 9,000,000 shares of common stock held in escrow subject to forfeiture in accordance with the Exchange Agreement discussed under Item 1 of the Form 10 Information in Item 2.01 of  this Amendment No. 1.
(6) Includes 1,000,000 shares of common stock held in escrow subject to forfeiture in accordance with the Exchange Agreement discussed under Item 1 of the Form 10 Information in Item 2.01 of  this Amendment No. 1.
(7) Includes 10,000,000 shares of common stock held in escrow subject to forfeiture in accordance with the Exchange Agreement discussed under Item 1 of the Form 10 Information in Item 2.01 of  this Amendment No. 1.
(8) Includes a total of 32,851,392 shares of common stock held in the aggregate by Messrs. Hughes and Maher and Dr. Dean, collectively, including the 20,000,000 shares of common stock held in escrow subject to forfeiture in accordance with the Exchange Agreement discussed under Item 1 of the Form 10 Information in Item 2.01 of  this Amendment No. 1.

Changes in Control

There are no arrangements known to us that may, at a subsequent date, result in a change of control of the Company.

Largest Security Holders

Window Capital, Pty Ltd beneficially owns 42.5%, Dr. Andrew Dean beneficially owns 19.4%, Wayne Hughes beneficially owns 15.9%, Welas PTY Ltd. beneficially owns 12.8%, The Sports Café Australia Pty Ltd beneficially owns 9.7%, Viaticus Capital Pty Ltd beneficially owns 7.4%, and Cunningham Peterson Sharbanee Securities Pty Ltd beneficially owns 5.9% of the Company’s common stock (see “Security Ownership of Beneficial Owners and Management,” above).
The Company is not aware of any other beneficial owner of 5% or more of its outstanding shares of common stock.

Item 5. Directors and Executive Officers.

Directors and Executive Officers, Promoters and Control Persons
DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth biographical information regarding the Company’s current executive officers and directors:

Name	Age	Position	Served as a Director or Officer since
Wayne Hughes	44	Chief Executive Officer; Director	May 27, 2010
Stuart Usher	37	Chief Financial Officer	May 27, 2010
Thomas Maher	52	Chief Operating Officer	May 27, 2010
Andrew Dean	47	Director	June 28, 2010
Clifford Rosenberg	43	Director	June 28, 2010

Wayne Hughes -  Mr. Hughes co-founded VMC and, since August 2001, has served as the Managing Director and member of the Board of Directors of VMC.  Mr. Hughes has served as Chairman of the Board of Directors of VMC since August 2001.  Under the Exchange Agreement, Mr. Hughes was appointed the Chief Executive Officer of the Company beginning on May 27, 2010.  He has an extensive business background ranging from forming numerous start-up companies to serving as corporate senior management. Prior to founding VMC, Mr. Hughes has owned and operated various enterprises for over 20 years. Mr. Hughes completed his MBA at the University of Western Australia in 2004 specializing in Strategic Management.

Stuart Usher -  Mr. Usher began to serve as the CFO of the Company as of May 27, 2010, and also currently serves as the Chief Financial Officer of VMC, a position he has held since August 2009; Mr. Usher serves in each role as an independent contractor.  Mr. Usher also serves as an Executive Director of Epic Corporate Solutions, a position he has held since April 2008, where he provides a range of professional advisory services. From 2005 to March 2008, Mr. Usher served as Associate Director at HealthTec Growth Partners Pty Ltd, a corporate advisory firm specialising in the listing on ASX of new Healthcare companies. Mr. Usher is a CPA, an Associate member of the Institute of Chartered Secretaries and Administrators and a member of ‘Chartered Secretaries Australia’ where he has attained the status of Chartered Company Secretary.  Mr. Usher was awarded a Bachelor of Business degree from Edith Cowan University in 1994.

Thomas Maher -  Mr. Maher serves as the Chief Operating Officer of the Company, a position he assumed on May 27, 2010.  Mr. Maher also serves as the General Manager of VMC, a position he has held since 2004, where he is responsible for product research and development, revenue generation, strategic planning and other areas related to the development and growth of VMC.  Mr. Maher is also Secretary to the VMC Board of Directors, which began in September 2007. He earned his Executive Master of Business Administration degree from the University of Western Australia in 2004.

Andrew Dean – Dr. Dean currently serves as a non-managing director and consultant of VMC, a position he assumed in July 2007.  Since 2005, Mr. Dean has served as the Honorary Medical Officer in the Department of Medical Oncology at Sir Charles Gairdner Hospital.  He also serves as a Medical Oncologist at St. John God Oncology, Subiaco & Perth Oncology, where he began to provide his services in 2007.  He received his Bachelor of Medicine and Bachelor of Surgery degrees from the University of Liverpool in 1985.

Clifford Rosenberg – Mr. Rosenberg currently serves as a non-managing director and consultant of VMC, a position he assumed in April 2009. Since November 2009, Mr. Rosenberg has served as the Managing Director of LinkedIn Australia.    Beginning in November 2007, he served as the Chairman of Sound Alliance, an online publisher of web communities.  From 2003 to 2006, he served as the Managing Director of Yahoo! Australia & NZ. He received his Bachelor of Business Science Degree in 1985 from the University of Cape Town in South Africa and his Master of Science in Management from Boston University in 1988.

Board Meetings and Committees

Cliff Rock held no formal meetings of its board of directors (the “Board”) during the last 12 months. All proceedings of the Board were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the by-laws of the Company, as valid and effective as if they had been passed at a meeting of the directors duly called and held. We do not presently have a policy regarding director attendance at meetings.

At present, the Company’s independent directors are Dr. Dean and Mr. Rosenberg.  Our third director, Wayne Hughes, is not independent. Our determination of independence of directors is made by using the definition of “independent director” contained under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. In determining whether or not these individuals constituted “independent directors” under such definition, the Board considered the terms of Dr. Dean’s appointment letter to the Board, which provide that Dr. Dean is to receive AU$46,000 ($40,848) in annual consulting fees in addition to an annual AU$30,000 ($26,640) in director fees, and the terms of Mr. Rosenberg’s appointment letter to the Board, which provide that Mr. Rosenberg is to receive AU$46,000 ($40,848) in annual consulting fees in addition to an annual AU$20,000 ($13,320) in director fees.

Since the Share Exchange, the Company has held no formal meetings of its Board and has acted solely by resolutions consented to in writing and filed with the minutes of the proceedings of the Board. We do not have standing audit, nominating or compensation committees, or committees performing similar functions. As we have been a shell corporation, our former Board believed that it was not necessary to have standing audit, nominating or compensation committees because the functions of such committees were adequately performed by the Board. Our full Board performs the services of audit, nominating and compensation committee. The directors, excluding Mr. Hughes, who perform the functions of auditing, nominating and compensation committees are independent by the standards of such independence for such roles under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.  However, we expect to form the standing board committees comprised solely of independent directors.

Family Relationships

There are no other family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Item 6. Executive Compensation.

The following table sets forth information concerning the compensation paid and awarded to those individuals serving as our officers following the entry into the Exchange Agreement.  It includes compensation paid to our Chief Executive Officer, our Chief Financial Officer, our Chief Operating Officer and our former President as of the fiscal years ended June 30, 2010 and 2009.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Options Awards	Non- Equity Incentive Plan Compensat ion	Change in Pension Value and Non- qualified Deferred Compensa tion Earnings(1)	All Other Compensa Tion	Total
		(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Michael Raymort(2)	2010	nil	nil	nil	nil	nil	nil	nil	nil
Former President, Treasurer & Secretary	2009	nil	nil	nil	nil	nil	nil	nil	nil
Wayne Hughes(3)	2010	$221,999	nil	nil	nil	nil	$19,980	$40,110(4)	$282,089
Chief Executive Officer	2009	$221,999	nil	nil	nil	nil	$19,979	$44,740(5)	$286,720
Stuart Usher(6)	2010	$28,904	nil	nil	nil	nil	nil	nil	$28,904
Chief Financial Officer	2009	$7,104	nil	nil	nil	nil	nil	nil	$7,104
Thomas Maher(7)	2010	$133,200	nil	nil	nil	nil	$11,988	$17,759(8)	$162,947
Chief Operating Officer	2009	$133,200	nil	nil	nil	nil	$11,988	$17,759(9)	$162,947

(1) All amounts within this column represent superannuation (pension) guarantees, as required by Australian law.
(2) Dr. Raymont was employed by Cliff Rock and resigned from his positions as President, Secretary and Treasurer of the Company in conjunction with the Exchange Agreement.
(3) Mr. Hughes was appointed as the Company's Chief Executive Officer in conjunction with the Exchange Agreement.  The figures above represent fees paid to Mr. Hughes for services rendered to VMC during the fiscal years ended June 30, 2010 and 2009.  Mr. Hughes also serves as the Chief Executive Officer of VMC and Executive Director to its board of directors.
(4) Includes $17,759 in fees for service to the VMC board of directors and $22,351 in automobile-related expenses under Mr. Hughes’ car allowance.
(5) Includes $17,759 in fees for service to the VMC board of directors and $26,981 in automobile-related expenses under Mr. Hughes’ car allowance.
(6) Mr. Usher was appointed as our Chief Financial Officer of the Company in conjunction with the Exchange Agreement.  The figures above represent fees paid to Mr. Usher for services rendered to VMC during the fiscal year ended June 30, 2010.
(7) Mr. Maher was appointed as our Chief Operating Officer in conjunction with the Exchange Agreement.  The figures above represent fees paid to Mr. Maher for services rendered to VMC during the fiscal years ended June 30, 2010 and 2009.  Mr. Maher also serves as Chief Operating Officer of VMC and Secretary to its board of directors.
(8) Includes $17,759 in fees for service to the VMC board of directors.
(9) Includes $17,759 in fees for service to the VMC board of directors.

Employment Contracts

In June 2007, VMC entered into an employment agreement with Wayne Hughes.  Pursuant to the terms of such agreement, Mr. Hughes was appointed to serve as the Managing Director of VMC and the Executive Chairman of VMC’s Board and was entitled to compensation in the amount of AU$250,000 ($222,000) per annum plus statutory superannuation payments, AU$30,000 ($26,640) per annum for service to the VMC board of directors, as well as a car allowance in the amount of AU$45,000 ($39,960) per annum.  Mr. Hughes accrues eight weeks of annual leave each year.

Also, in June 2007, VMC entered into an employment agreement with Thomas Maher.  Pursuant to the terms of such agreement, Mr. Maher was appointed to serve as the General Manager of VMC and Secretary to VMC’s Board and was entitled to compensation in the amount of AU$150,000 ($133,200) per annum plus statutory superannuation payments and AU$30,000 ($26,640) per annum for service to the VMC board of directors. Mr. Maher accrues six weeks of annual leave each year.

Both agreements provided that the executive would be granted a yearly 9% increase in salary at such time as the Company has sufficient working capital and would be eligible for a performance bonus in the form of stock options in the event that VMC exceeds threshold numbers of subscribers and website visitors, engages in a successful public listing or exceeds a net after-tax profit target set by the Board.

In order to terminate the agreement, Mr. Hughes or Mr. Maher must provide three months written notice or VMC must provide (i) three months written notice in the event of the executive’s inability to perform his duties due to incapacitation or illness for nine months out of any twelve month period, (ii) one month notice if the executive is found guilty of any serious breach of the agreement or unreasonably neglects his duties under the agreement, (iii) no notice if the executive in convicted of a major criminal offense, or (iv) three months written notice without reason, in which event the executive is entitled to all bonuses earned through the date of termination, a severance payment of two years’ salary plus an additional six months’ salary for each five years’ of completed service to VMC, and continued payment of private health insurance and financial planning assistance for a period of two years.

Each agreement also contains standard provisions regarding the confidentiality of information, non-competition and non-solicitation.

Outstanding Equity Grants

Outstanding Equity Awards

The following table provides information about outstanding equity awards held by the named executive officers as of June 30, 2010.

Outstanding Equity Awards at 2010 Fiscal Year-End
Option Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Number of Shares Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date
Wayne Hughes Chief Executive Officer			100,000(1)	US$0.14	6/30/2014
Thomas Maher Chief Operating Officer			100,000(1)	US$0.14	6/30/2014
Clifford Rosenberg Non-Executive Director	500,000			US$0.44	12/31/2013

(1)           Each of Messrs. Hughes and Maher is eligible for additional option grants under an Executive Performance Bonus Schedule, copies of which were filed as schedules to such individuals’ employment agreements as Exhibits 10.4 and 10.5, respectively, to the Reverse Acquisition 8-K. According to such Executive Performance Bonus Schedule, upon the Company’s achievement of certain performance milestones related to membership on the Company’s website and sustained website traffic levels, 100,000 vested options to purchase Company common stock for an exercise price of AU$0.16 ($0.14) per share are issuable (at each milestone level) to each of Messrs. Hughes and Maher, which options expire four years from the date of grant.  The Company’s Board determined that the 25,000 member and 300,000 visitor sustained website traffic thresholds had been met, and therefore awarded each of Messrs. Hughes and Maher 200,000 vested options each at an exercise price of $0.14, which expire on August 25, 2014, the fourth anniversary of the date of grant. The grant date valuation for such options was $46,008.  As these grants of vested options occurred after June 30, 2010, they are not included in the table above.

Director Compensation

In addition to serving as members of the Board of Directors, Messrs. Hughes and Maher are executive officers of the Company.  Their compensation is included in the Executive Compensation table above in the column entitled “All Other Compensation.”

The following table sets forth information concerning the compensation paid and awarded to our non-executive directors for the fiscal year ended June 30, 2010.

Name Of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Compensation Earnings	All Other Compensation	Total ($)
Andrew Dean	$17,760	nil	nil	nil	nil	nil	$17,760
Clifford Rosenberg	$16,078	nil	$52,035	nil	nil	$13,615.03(2)	$68,113

(1)	Represents 500,000 options to purchase the Company's common stock at an exercise price of AU$0.50 per share.
(2)	Represents payment for consulting services rendered to VMC.

Item 7.  Certain Relationships and Related Transactions, and Director Independence.

In the fiscal year ended June 30, 2008, VMC used the website development and design services of Titan Global Consulting Pty Ltd, a company in which Wayne Hughes, our Chief Executive Officer, is a director. The relationship was disclosed to the rest of the VMC Board and the contract was approved by a majority of the other VMC Board members. In addition, amounts billed VMC by Titan were based on normal market rates for such supplies and were due and payable under normal payment terms.

The aggregate value of transactions and outstanding balances relating to key management personnel and entities over which they have control or significant influence were as follows:

	Transaction	Transaction value year ended June 30		Balance outstanding at June 30
		2009	2008	2009	2008
Wayne Hughes	Website and development fees	34,187	19,536	-	-
TOTAL		34,187	19,536	-	-

Item 8. Legal Proceedings.

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and RelatedStockholder Matters.

Our common stock is quoted on the Over the Counter Bulletin Board (“OTCBB”) under the symbol “VMCT.” The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network, which provides information on current “bid” and “asked” prices, as well as volume information. The OTCBB is not considered a national exchange.

Cliff Rock Shares began trading on the OTCBB on April 9, 2008 under the stock symbol “CLFR”. Accordingly, there is only a very limited trading history for the Company’s common stock. Prior to Cliff Rock Shares being quoted on OTCBB, the sales price to the public was fixed at $0.15 per Cliff Rock Shares.

The following table summarizes the high and low bid quotations of Cliff Rock Shares on the OTCBB as reported by FINRA for each of the quarterly periods since April 9, 2008 and for the most recent six months.

Quarterly High and Low Bid Quotations

Quarter Ended	High		Low
Through May 27, 2010	$0.015		$0.015
March 31, 2010	$0.095		$0.095
December 31, 2009	$0.06		$0.06
September 30, 2009	$0.06		$0.06
June 30, 2009	$0.03		$0.03
March 31, 2009	$0.03		$0.03
December 31, 2008	$0.03		$0.03
September 30, 2008	$0.09		$0.03
June 30, 2008	$0.083	3	$0.0833

Monthly High and Low Bid Quotations for the Most Recent Six Months

Month Ended	High	Low
Through May 27, 2010	$0.015	$0.015
April 2010	$0.015	$0.015
March 2010	$0.06	$0.06
February 2010	$0.06	$0.06
January 2010	$0.06	$0.06

Following the Share Exchange on May 27, 2010, the high and low bid quotations for the Company’s shares on the OTCBB as reported by FINRA have been:

Quarter	High	Low
May 27-June 30, 2010	$0.50	$0.015
July 1 – September 3, 2010	$0.45	$0.32

Holders

The Company’s shares are issued in registered form. Colonial Stock Transfer Company, of 66 Exchange Place, Salt Lake City, Utah 84111 (801) 355-5740 (Phone), (801) 355-6506 (Fax), is the transfer agent for our shares.

On April 30, 2009, Cliff Rock completed a forward stock split of its common stock at a ratio of three shares for every one share issued and outstanding on the record date. The record date of the forward stock split was April 21, 2009, the payment date was April 29, 2009 and the ex-dividend date was April 30, 2009.

On May 27, 2010, the Company cancelled 32,500,000 shares of its common stock.  As a result, as of May 27, 2010, the Company had 84,253,764 issued and outstanding common shares, held by 44 shareholders. As of September 1, 2010, there were approximately 84,253,764 shares of common stock issued and outstanding held by approximately 82 shareholders.

Common Stock

We are currently authorized to issue 200,000,000 shares of common stock, par value $0.001.  As of June 30, 2010, 84,253,764 shares of common stock were issued and outstanding. The Company will obtain the approval of a majority of its shareholders for a further increase in the Company's common stock and authorization of preferred stock and will file a preliminary information statement relating to such approval with the SEC on Preliminary Schedule 14C.

Warrants, Options and Convertible Debt

As of June 30, 2010, the Company had issued 4,316,670 options to purchase shares of our common stock. Of these, 3,916,670 were issued pursuant to the Exchange Agreement and reflect options originally issued by VMC prior to entry into Exchange Agreement and were disclosed to Cliff Rock and accounted for in the Exchange Agreement.

As of June 30, 2010, the Company had issued 115,000 warrants to purchase shares of our common stock and had outstanding rights to acquire an additional 312,321 warrants in the event that the Company did not repay its existing convertible notes, but rather converted such amounts to common stock. Please refer to Item 10 “Recent Sales of Unregistered Securities” for a more detailed discussion of warrants and convertible securities.

The Company has a total of up to 960,310 shares of common stock issuable upon conversion of our convertible debt outstanding as of June 30, 2010.

Dividend Policy

We have not paid any cash dividends on the shares of common stock, and we have no intention of paying any dividends on our shares of common stock in the near future. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

Securities Authorized for Issuance Under Equity Compensation Plans

Under the terms of their respective employment agreements, each of Messrs. Hughes and Maher is eligible to earn shares of the Company’s common stock and options to purchase shares of the Company’s common stock in accordance with an Executive Performance Bonus Schedule, copies of which were filed as schedules to such employment agreements as Exhibits 10.4 and 10.5, respectively, to the Reverse Acquisition 8-K.  According to such Executive Performance Bonus Schedule, awards may be granted to each of Messrs. Hughes and Maher as follows:

•
Website Member Subscription Based Awards –  The Company may grant options upon obtaining certain threshold numbers of subscribers to the Company’s website.  At each milestone number of subscribers achieved, the Company may grant 100,000 options for a maximum total of 700,000 options for all milestones in the aggregate once the Company has obtained 1,000,000 subscribers.  Upon issuance, the options are immediately exercisable for an exercise price of AU$0.16 ($0.14) and expire four years from the date of grant.

•
Sustained Website Traffic Based Awards – The Company may grant options upon obtaining certain threshold numbers of unique visitors to the Company’s website that are sustained over a six-month period of time.  At each milestone number of unique visitors sustained over a six-month period, the Company may grant 100,000 options for a maximum total of 500,000 options for all milestones in the aggregate once the Company has achieved 2,000,000 sustained, unique visitors.  Upon issuance, the options are immediately exercisable for an exercise price of AU$0.16 ($0.14) and expire four years from the date of grant.

•	Publicly Traded Company Based Award – The Company may grant 250,000 shares of Company common stock upon becoming a publicly traded company prior to June 1, 2011.

Item 10. Recent Sales of Unregistered Securities.

Between May 2007 and May 2010, the three years prior to the Share Exchange, VMC (the Australian predecessor entity) issued an aggregate of 22,727,764 shares of VMC common stock to investors, executive officers and directors of VMC for cash, in recognition of service or as an inducement to employment with VMC, as follows: 16,195,313 in May 2007; 33,500 in April 2008; 1,100,000 in May 2008; 500,000 in June 2008; 666,670 in October 2008; 400,000 in November 2008; 190,410 in March 2009; 688,930 in April 2009; 1,050,000 in May 2009; 300,000 in January 2010; 625,000 in March 2010; 460,054 in April 2010; and 309,375 in May 2010.  None of these issuances was in connection with a public offering. The issuance of such shares was exempt from registration pursuant to Rule 903 of Regulation S promulgated under the Securities Act, and VMC did not engage in a distribution of such shares in the U.S.

On May 27, 2010, the Company issued an aggregate of 71,471,764 shares of its common stock in connection with the Share Exchange.   The issuance of such shares was exempt from registration pursuant to Rule 903 of Regulation S promulgated under the Securities Act as each shareholder  represented to us, among other things, that he, she or it was a non-U.S. person as defined in Regulation S, was not acquiring the shares for the account or benefit of, directly or indirectly, any U.S. person, had the intention to acquire the securities for investment purposes only and not with a view to or for sales in connection with any distribution thereof, and that such shareholder was sophisticated and was able to bear the risk of loss of the entire investment.  Further, we did not otherwise engage in distribution of these shares in the U.S.

On May 4, 2010, the VMC issued a 3% interest promissory note in the amount of $21,658.  At the option of the holder, such promissory note was convertible into shares of our common stock at a price of $0.35 per shares.  Such note was repaid on June 24, 2010.

On May 4, 2010, VMC issued to the holder of the $21,658 promissory note described above, a warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.30 per share.  Such warrant expires on May 24, 2013.

In May and June 2010, VMC and, subsequent to the Share Exchange, the Company issued promissory notes to various individuals (the “Note Holders”) in the aggregate amount of $110,000.  Such notes earn interest at a rate on 30% per annum and became due and payable on August 2, 2010.  At the discretion of the Note Holders, the principal amount of the promissory notes may be converted into an aggregate of 314,281 shares of the Company’s common stock.  In addition, upon such conversion, the Note Holders are to receive warrants to purchase an aggregate of 314,281 shares of the Company’s common stock.  In the event that the promissory notes are not converted, at the time of repayment, the Note Holders are entitled to receive an aggregate of 110,000 shares of the Company’s common stock as interest on such promissory notes.  As of August 20, 2010, an aggregate amount of $5,000 has been repaid and the Note Holders holding an aggregate of $75,000 of notes have agreed to extend the maturity of such notes to October 1, 2010. In consideration for such extension, the Company has agreed to pay the extending Note Holders a forebearance fee of $3,500 for every $10,000 of notes.  The Company is currently negotiating with the holder of the remaining $30,000 note for the extension thereof.

On June 29, 2010, the Company issued a 3% promissory note in the amount of $15,000, payable on August 2, 2010.  As of August 20, 2010, $10,000 of this note has been repaid and the noteholder and Company are negotiating to extend the maturity on the remaining $5,000.  Upon full payment of the note, the note holder is entitled to receive a warrant to purchase 15,000 shares of the Company’s common stock at an exercise price of $0.30 per share. Such warrant expires on August 2, 2013.

The securities described above were issued upon a reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933 and the regulations promulgated thereunder and, for those investors who were not U.S. persons, under Rule 903 of Regulation S promulgated under the Securities Act. We believe that the Section 4(2) exemption from registration was available because the sale of the securities did not involve a public offering, and each purchaser represented to us, among other things, that he, she or it was acquiring the shares for his, her or its own account, had the intention to acquire the securities for investment purposes only and not with a view to or for sales in connection with any distribution thereof, and that such purchaser has sufficient knowledge and experience in finance and business matters to evaluate the risks and merits of the investment and is or was able to bear the risk of loss of the entire investment.

On August 13, 2010, the Company entered into a binding letter of intent with Ronald De Leeuw, an individual who, under the business name “Pharmacy Online”, engages in the online sale and distribution of pharmaceutical products.  Through the letter of intent, the Company desires to purchase 50% plus one share of Pharmacy Online, one of Australia’s leading online pharmacy businesses.  The terms of the letter of intent require the Company to pay a non-refundable exclusivity fee of (i) AU$50,000 within 45 days of signing and (ii) issue 200,000 restricted shares of common stock of the Company to Pharmacy Online or its nominee within 14 days of signing the letter of intent. The Company has undertaken to have the shares issued and is awaiting delivery instructions from Pharmacy Online. These shares have been included in the Company’s total issued and outstanding share total. This issuance was not in connection with a public offering, and the issuance of such shares was exempt from registration pursuant to Rule 903 of Regulation S promulgated under the Securities Act, as Mr. De Leeuw is not a U.S. person as defined in Regulation S.

Item 11. Description of Registrant’s Securities to be Registered.

The Company had 84,253,764 common shares issued and outstanding as of May 27, 2010 as a result of the issuance of 71,471,764 shares of common stock in connection with the closing of the Exchange Agreement. Our authorized capitalization consists of 200,000,000 shares of common stock, $0.001 par value. The following summary description of the capital stock describes the material terms of our capital stock.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters for which shareholders are able to vote. The holders of our common stock are not entitled to cumulative voting rights. Therefore, the holders of a majority of the shares voting in the election of directors can elect all of the directors then standing for election. The holders of common stock have no preemptive or other subscription rights.

The holders of our common stock are entitled to receive dividends, if they are ever declared by the Board of Directors from legally available funds, with each share of common stock sharing equally in the dividends.

There are no redemption provisions with respect to our common stock. All outstanding shares of common stock are fully paid and non-assessable.

The by-laws provide that the number of directors shall be fixed by the board of directors. Any director of the Company may be removed from office with or without cause by the holders of a majority of the outstanding shares of the Company entitled to vote at an election of directors.  Our Articles of Incorporation may be amended by the vote or written consent of the holders of a majority of our common stock.

Item 12. Indemnification of Directors and Officers.

Under Section 78.7502 and Section 78.751 of the Nevada Revised Statutes (the “NRS”), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses (including attorneys’ fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The NRS provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the NRS does not permit indemnification in an action or suit by or in the right of the corporation where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Item 13. Financial Statements and Supplementary Data.

The financial statements contained or incorporated in Item 9.01 of this report are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

As reported in the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2010, on August 13, 2010, Manning Elliott LLP (“Manning Elliott”) resigned as the independent certified public accountants of the Company.  Manning Elliott served as the Company’s independent certified public accountants for each of the fiscal years ended September 30, 2005, 2006, 2007, 2008 and 2009, and for the first and second fiscal quarters of 2010. The resignation of Manning Elliott was approved by the Company’s Board of Directors.

The reports of Manning Elliott on the Company’s financial statements as of and for the fiscal years ended September 30, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for the addition of an explanatory paragraph regarding the Company’s ability to continue as a going concern.  During the fiscal years ended September 30, 2009 and 2008 and the subsequent interim periods through the date of Manning Elliott’s resignation, (i) there were no disagreements with Manning Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Manning Elliott, would have caused it to make reference to the subject matter of the disagreements in connection with its reports; and (ii) the Company did not have any “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) except that Manning Elliott advised the Company of numerous material weaknesses in internal controls over financial reporting necessary for the registrant to develop reliable financial statements.

The Company provided Manning Elliott with a copy of the disclosure made in the Current Report on Form 8-K prior to its filing with the SEC and requested it to furnish a letter addressed to the SEC stating whether it agreed with the foregoing statements. Manning Elliott’s letter to the SEC, dated August 19, 2010, was filed with the Current Report as Exhibit 16.1.

On August 13, 2010, the Company engaged Hall Chadwick (“Hall Chadwick”) as the Company’s new independent certified public accountants.

During the fiscal year ended September 30, 2009 and 2008 and the subsequent interim periods through the date of Hall Chadwick’s engagement, neither the Company, nor anyone on its behalf, consulted Hall Chadwick regarding (i) the application of accounting principles to any completed or proposed transaction; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

There were no changes in accounting principles or disagreements with our auditors regarding applications of any accounting principles during the fiscal years ended June 30, 2010 and 2009.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 to the Reverse Acquisition Form 8-K included financial statements prepared in accordance with Australian Accounting Standards (AASBs). The financial statements as at June 30, 2009 and 2008 and AASBs (including Australian Accounting Interpretations) adopted by the Australian Accounting Standards Board (AASB) and the Australian Corporations Act 2001 differ in some respects from accounting principles generally accepted in the United States ("GAAP").

Under GAAP, VMC (the Australian predecessor entity) would be required to expense options issued as compensation.  As of December 31, 2009, VMC had issued 3,416,670 options.  This difference may have a material effect on VMC's income statement and statement of cash flows as the fair value of the instruments would be recorded as an operation expense and as part of common stock. VMC would also be required to provide disclosure regarding the method and assumptions used to value the options.

Additionally, under GAAP, VMC would be required to disclose in its notes to the financial statements the calculation of VMC's earnings per share.  This difference has no material effect on VMC's financial statements as there is no difference in the actual calculation of VMC's earnings per share.

Exhibit No.	Description
2.1	Exchange Agreement dated May 27, 2010 (Exhibit 2.1 to our Current Report on Form 8-K as filed with the SEC on May 28, 2010).

3.1	Articles of Incorporation (Exhibit 3.1 to our Form SB-2 Registration Statement as filed with the SEC on January 18, 2006).

3.2*	Certificate of Amendment to Articles of Incorporation, dated July 12, 2010.*

3.3	Bylaws of the Company (Exhibit 3.2 to our Form SB-2 Registration Statement as filed with the SEC on January 18, 2006).

4.1	Form of Promissory Note (Exhibit 10.4 to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010 as filed with the SEC on August 23, 2010).

4.2	Form of Common Stock Purchase Warrant (Exhibit 10.5 to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010 as filed with the SEC on August 23, 2010).

10.1	Form of Share Sale Agreement for Non-Option Holders (Exhibit 10.1 to our Current Report on Form 8-K as filed with the SEC on May 28, 2010).

10.2	Form of Share Sale Agreement for Option Holders (Exhibit 10.2 to our Current Report on Form 8-K as filed with the SEC on May 28, 2010).

10.3	Form of Escrow Agreement (Exhibit 10.3 to our Current Report on Form 8-K as filed with the SEC on May 28, 2010).

10.4	Employment Agreement between Virtual Medical Centre, Limited and Wayne Hughes (Exhibit 10.4 to our Current Report on Form 8-K as filed with the SEC on May 28, 2010).

10.5	Employment Agreement between Virtual Medical Centre, Limited and Thomas Maher (Exhibit 10.5 to our Current Report on Form 8-K as filed with the SEC on May 28, 2010).

10.6	Agreement between Virtual Medical Centre, Limited and Andrew Dean (Exhibit 10.2 to our Current Report on Form 8-K as filed with the SEC on August 20, 2010).

10.7	Agreement between Virtual Medical Centre, Limited and CJR Media Pty Ltd. (Exhibit 10.3 to our Current Report on Form 8-K as filed with the SEC on August 20, 2010).

16.1	Resignation Letter from Manning Elliott LLP (Exhibit 16.1 to our Current Report on Form 8-K as filed with the SEC on August 20, 2010).

21.1*	Subsidiary List.

99.1	Audited Financial statements for the fiscal year ended June 30, 2009 and 2008 and related notes (Exhibit 99.1 to our Current Report on Form 8-K as filed with the SEC on May 28, 2010).

99.2	Unaudited Financial Statements for the quarter ended March 31, 2010 (Exhibit 99.2 to our Current Report on Form 8-K as filed with the SEC on May 28, 2010).

99.3	Unaudited pro forma financial statements and related notes (Exhibit 99.3 to our Current Report on Form 8-K as filed with the SEC on May 28, 2010).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 7, 2010
Virtual Medical Centre, Inc.

/s/ Wayne Hughes
Name: Wayne Hughes Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Exchange Agreement dated May 27, 2010 (Exhibit 2.1 to our Current Report on Form 8-K as filed with the SEC on May 28, 2010).

3.1	Articles of Incorporation (Exhibit 3.1 to our Form SB-2 Registration Statement as filed with the SEC on January 18, 2006).

3.2*	Certificate of Amendment to Articles of Incorporation, dated July 12, 2010.*

3.3	Bylaws of the Company (Exhibit 3.2 to our Form SB-2 Registration Statement as filed with the SEC on January 18, 2006).

4.1	Form of Promissory Note (Exhibit 10.4 to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010 as filed with the SEC on August 23, 2010).

4.2	Form of Common Stock Purchase Warrant (Exhibit 10.5 to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010 as filed with the SEC on August 23, 2010).

10.1	Form of Share Sale Agreement for Non-Option Holders (Exhibit 10.1 to our Current Report on Form 8-K as filed with the SEC on May 28, 2010).

10.2	Form of Share Sale Agreement for Option Holders (Exhibit 10.2 to our Current Report on Form 8-K as filed with the SEC on May 28, 2010).

10.3	Form of Escrow Agreement (Exhibit 10.3 to our Current Report on Form 8-K as filed with the SEC on May 28, 2010).

10.4	Employment Agreement between Virtual Medical Centre, Limited and Wayne Hughes (Exhibit 10.4 to our Current Report on Form 8-K as filed with the SEC on May 28, 2010).

10.5	Employment Agreement between Virtual Medical Centre, Limited and Thomas Maher (Exhibit 10.5 to our Current Report on Form 8-K as filed with the SEC on May 28, 2010).

10.6	Agreement between Virtual Medical Centre, Limited and Andrew Dean (Exhibit 10.2 to our Current Report on Form 8-K as filed with the SEC on August 20, 2010).

10.7	Agreement between Virtual Medical Centre, Limited and CJR Media Pty Ltd. (Exhibit 10.3 to our Current Report on Form 8-K as filed with the SEC on August 20, 2010).

16.1	Resignation Letter from Manning Elliott LLP (Exhibit 16.1 to our Current Report on Form 8-K as filed with the SEC on August 20, 2010).

21.1*	Subsidiary List.

99.1	Audited Financial statements for the fiscal year ended June 30, 2009 and 2008 and related notes (Exhibit 99.1 to our Current Report on Form 8-K as filed with the SEC on May 28, 2010).

99.2	Unaudited Financial Statements for the quarter ended March 31, 2010 (Exhibit 99.2 to our Current Report on Form 8-K as filed with the SEC on May 28, 2010).

99.3	Unaudited pro forma financial statements and related notes (Exhibit 99.3 to our Current Report on Form 8-K as filed with the SEC on May 28, 2010).

* Filed herewith.